Exhibit 5.1

February 22, 2024

PG&E Corporation

300 Lakeside Drive

Oakland, California 94612

Re:	PG&E Corporation

Registration Statement on Form S-3

To the Addressee:

We have served as counsel to PG&E Corporation, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time by the Company of certain securities described therein in amounts, at prices and on terms to be determined at the time of an offering, including: (i) secured senior debt securities of the Company (the “Secured Senior Debt Securities”); (ii) unsecured senior debt securities of the Company (the “Unsecured Senior Debt Securities”); (iii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Secured Senior Debt Securities and the Unsecured Senior Debt Securities, the “Debt Securities”); (iv) common stock of the Company, no par value (the “Common Stock”); (v) preferred stock of the Company (the “Preferred Stock”); (vi) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”); (vii) warrants for purchase of the Company’s Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (viii) contracts to purchase or sell the Company’s Debt Securities, Common Stock or Preferred Stock (the “Purchase Contracts”), which Purchase Contracts may be issued separately or as part of units (the “Purchase Units”) consisting of a Purchase Contract and other securities or obligations issued by the Company or any of its subsidiaries or other affiliates or third parties (including, without limitation, other Securities (as defined herein) and United States treasury securities); and (ix) subscription rights to purchase Common Stock (the “Subscription Rights”) in one or more series under a rights agreement (the “Subscription Rights Agreement”) to be entered into by the Company and a rights agent (the “Subscription Rights Agent”). The securities specified in clauses (i) through (ix) above are collectively referred to herein as the “Securities”.

Unless otherwise specified in the applicable prospectus supplement, the Secured Senior Debt Securities will be issued pursuant to the Indenture, dated as of June 23, 2020 (as supplemented and amended from time to time, the “Secured Senior Note Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Trustee”). The Secured Senior Note Indenture is incorporated by reference as an exhibit to the Registration Statement. Unless otherwise specified in the applicable prospectus

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

PG&E Corporation

February 22, 2024

supplement, the Unsecured Senior Debt Securities may be issued pursuant to an indenture (the “Unsecured Senior Note Indenture”), between the Company and the Senior Note Trustee, substantially in the form incorporated by reference as an exhibit to the Registration Statement. Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities may be issued pursuant to an indenture (the “Subordinated Note Indenture” and, together with the Secured Senior Note Indenture and the Unsecured Senior Note Indenture, the “Indentures”), between the Company and a financial institution to be identified therein as trustee (the “Subordinated Note Trustee”), substantially in the form incorporated by reference as an exhibit to the Registration Statement.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits to be filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each series of Secured Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Secured Senior Debt Securities, the terms of the offering thereof and related matters; (ii) any supplemental indenture to be entered into in connection with the issuance and sale of such series of Secured Senior Debt Securities has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein; and (iii) such Secured Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Secured Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of Unsecured Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law

PG&E Corporation

February 22, 2024

or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing (a) the execution and delivery of the Unsecured Senior Note Indenture, in substantially the form incorporated by reference as an exhibit to the Registration Statement and (b) the issuance and sale of such series of Unsecured Senior Debt Securities, the terms of the offering thereof and related matters; (ii) the Unsecured Senior Note Indenture shall have been duly authorized, executed and delivered by the Company in accordance with the final resolutions of the Company Board and by the trustee named therein; (iii) such Unsecured Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Unsecured Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (iv) the Unsecured Senior Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

3. Each series of Subordinated Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing (a) the execution and delivery of the Subordinated Note Indenture, in substantially the form incorporated by reference as an exhibit to the Registration Statement and (b) the issuance and sale of such series of Subordinated Debt Securities, the terms of the offering thereof and related matters; (ii) the Subordinated Note Indenture shall have been duly authorized, executed and delivered by the Company in accordance with the final resolutions of the Company Board and by the trustee named therein; (iii) the Subordinated Note Trustee is qualified to act as trustee under the Subordinated Note Indenture; (iv) such Subordinated Debt Securities shall have been duly executed, authenticated and issued as provided in the Subordinated Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (v) the Subordinated Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

4. Each issue of shares of Common Stock will be validly issued, fully paid and non-assessable, and if the shares of Common Stock are issuable upon conversion, exercise or exchange of any security offered under the Registration Statement (an “Offered Security”), the shares of Common Stock issuable upon such conversion, exercise or exchange will be validly issued, fully paid and non-assessable shares when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation of the Company, as then in effect (the “Articles”) authorizing the issuance and sale of such shares of Common Stock, the terms of the offering thereof and related matters; (ii) in the case of shares of Common Stock issuable upon conversion, exercise or exchange of an Offered Security, such conversion, exercise or exchange is in accordance with the terms of the Offered Security, for the consideration approved by the Company Board; (iii) a sufficient number of shares of Common Stock is duly authorized and reserved for issuance; and (iv) such shares of Common Stock shall have been issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

PG&E Corporation

February 22, 2024

5. Each series of Preferred Stock will be validly issued, fully paid and non-assessable, and if the shares of Preferred Stock are issuable upon conversion, exercise or exchange of any Offered Security, the shares of Preferred Stock issuable upon such conversion, exercise or exchange will be validly issued, fully paid and non-assessable shares when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Articles authorizing the issuance and sale of such shares of Preferred Stock, the terms of the offering thereof and related matters; (ii) the Company Board shall have designated the rights, preferences, privileges, and qualifications, limitations or restrictions, of such shares of Preferred Stock; (iii) a statement or certificate of designations, approved by appropriate action of the Company Board, with respect to the shares establishing the Preferred Stock shall have been filed with the Secretary of State of the State of California in the form and manner required by law; (iv) in the case of shares of Preferred Stock issuable upon conversion, exercise or exchange of an Offered Security, such conversion, exercise or exchange is in accordance with the terms of the Offered Security, for the consideration approved by the Company Board; and (v) certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

6. Each series of Depositary Shares will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Articles authorizing the issuance and sale of such series of Depositary Shares and the related series of Preferred Stock, the terms of the offering thereof and related matters; (ii) a deposit agreement or agreements relating to the Depositary Shares have been duly authorized and validly executed and delivered by the Company, the depositary appointed by the Company and each other party thereto; (iii) the actions necessary for the related Preferred Stock to be validly issued, fully paid and non-assessable have been taken; and (iv) the Depositary Shares or receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein.

7. The Warrants will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto; (iii) if such Warrants are exercisable for Debt Securities, the actions necessary for the Debt

PG&E Corporation

February 22, 2024

Securities to constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms have been taken; (iv) if such Warrants are exercisable for Common Stock, the actions necessary for the Common Stock to be validly issued have been taken; (v) if such Warrants are exercisable for Preferred Stock, the actions necessary for the Preferred Stock to be validly issued have been taken; and (vi) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein.

8. Each series of Purchase Contracts and/or the applicable Purchase Units will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such Purchase Contracts and/or the applicable Purchase Units, the terms of the offering thereof and related matters; (ii) a purchase agreement or agreements relating to the Purchase Contracts and/or the applicable Purchase Units have been duly authorized and validly executed and delivered by the Company and each other party thereto; (iii) if such Purchase Contracts and/or Purchase Units relate to the issuance and sale of Debt Securities, the actions necessary for the Debt Securities to constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms have been taken; (iv) if such Purchase Contracts and/or Purchase Units relate to the issuance and sale of Common Stock, the actions necessary for the Common Stock to be validly issued have been taken; (v) if such Purchase Contracts and/or Purchase Units relate to the issuance and sale of Preferred Stock, the actions necessary for the Preferred Stock to be validly issued have been taken; and (vi) the Purchase Contracts and/or applicable Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein.

9. The Subscription Rights will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters; (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company, the Subscription Rights Agent and each other party thereto; (iii) the actions necessary for the Common Stock issuable under the Subscription Rights to be validly issued have been taken; and (iv) the Subscription Rights or certificates representing the Subscription Rights have been duly executed countersigned, registered and delivered in accordance with the provisions of the appropriate Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein.

PG&E Corporation

February 22, 2024

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Securities: (i) the Registration Statement and any supplements and amendments thereto shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the applicable Indenture will not have been modified or amended or will be in substantially the form included as an exhibit to the Registration Statement, as applicable and will be the valid and legally binding obligation of the trustee named therein; (vi) any Securities issuable upon conversion, exchange or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (vii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any warrant agreement, purchase agreement, Subscription Rights Agreement, Warrant, Purchase Contract, Purchase Unit, Subscription Right or the Subordinated Note Indenture will be governed by the laws of the State of New York; and (ix) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We do not express any opinion herein concerning any law other than the laws of the State of New York, the General Corporation Law of the State of California and the federal law of the United States.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof. We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP